As Filed With The Securities And Exchange Commission On May 27, 2004

Registration Nos. 333-_____ and 333-_________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.	STARWOOD HOTELS & RESORTS
(Exact Name Of Registrant As Specified In Its Charter)	(Exact Name Of Registrant As Specified In Its Charter)

Maryland	Maryland
(State Or Other Jurisdiction Of Incorporation Or Organization)	(State Or Other Jurisdiction Of Incorporation Or Organization)

52-1193298	52-0901263
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

1111 Westchester Avenue
White Plains, New York 10604
(Address, Including Zip Code, Of Principal Executive Offices)

2004 Long-Term Incentive Compensation Plan
(Full Title Of Plan)

Kenneth S. Siegel, Esq.
Executive Vice President,
General Counsel and Secretary
Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604
(914) 640-8100
(Name, Address And Telephone Number, Including Area Code, Of Agent For Service)

CALCULATION OF REGISTRATION FEE

Proposed
Title of Each Class of		Maximum	Proposed Maximum
Securities To Be	Amount To Be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	Per Share	Price	Registration Fee
Common Stock, par value $0.01 per share, of Starwood Hotels & Resorts Worldwide, Inc. (the “Corporation” and such shares (including the attached Preferred Stock Purchase Rights) and Class B shares of Beneficial Interest, par value $0.01 per share, of Starwood Hotels & Resorts (the “Trust”) which are attached and trade together as “Shares.”
	52,150,000 (1) 2,025,475 (1)(3)	$39.56(2) $39.56(2)	$2,063,054,000(2) $80,127,791(2)	$261,388.94(2) (3)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional Shares as may be issued to prevent dilution of the Shares covered hereby resulting from stock splits, stock dividends or similar transactions.

(2)	Computed in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based on the average of the high and low prices of the Shares as reported on the New York Stock Exchange on May 20, 2004.

(3)	Shares carried forward from the Shares originally registered on Registrants’ Registration Statement on Form S-8 (Registration Nos. 333-97469 and 333-97469-01) for issuance under the 2002 Long-Term Incentive Compensation Plan but which are now issuable under the 2004 Long-Term Incentive Compensation Plan (the “2004 LTIP”). The registration fee in respect of such Shares was paid in connection with such Registration Statement.

EXPLANATORY STATEMENT

     Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration Nos. 333-97469 and 333-97469-01) filed by the Corporation and the Trust with the Securities and Exchange Commission (the “SEC”) on July 31, 2002 with respect to the 2002 Long-Term Incentive Compensation Plan (the “2002 LTIP Registration Statement”). 2,025,475 Shares to be offered under the 2004 LTIP and subject to this Registration Statement are being carried forward from the 2002 Long-Term Incentive Compensation Plan and were covered by the 2002 LTIP Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

     * The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended (the “Securities Act”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents which are on file with the SEC are incorporated in this Registration Statement and made a part hereof:

(1)	The Registrants’ Annual Report on Form 10-K for the year ended December 31, 2003;

(2)	The Registrants’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

(3)	The Corporation’s Current Report on Form 8-K dated April 22, 2004;

(4)	The descriptions of the Shares contained in the Registration Statements on Form 8-A filed with the SEC on October 3, 1986, January 4, 1999 and March 15, 1999,

and all amendments or reports filed with the SEC for the purpose of updating such descriptions; and

(5)	The description of the Series A Junior Participating Preferred Stock and related rights contained in the Registration Statement on Form 8-A filed with the SEC on March 15, 1999 and the amendments thereto on Form 8-A/A filed on October 7 and October 30, 2003, and all other amendments or reports filed with the SEC for the purpose of updating such descriptions.

     All documents filed by the Registrants pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing such documents (each such document, and each of the documents enumerated in paragraphs (1) through (5) above, being hereinafter referred to as an “Incorporated Document”).

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Corporation’s charter requires the Corporation to indemnify its directors and officers to the fullest extent required or permitted by law and to indemnify other employees and agents to such extent as may be authorized by the Board of Directors. The Declaration of Trust of the Trust obligates the Trust to indemnify its trustees, officers, employees and other agents to the fullest extent permitted by Maryland law for the indemnification of corporate directors, officers, agents or employees. The Maryland General Corporation Law (the “MGCL”) requires a corporation and permits a Maryland real estate investment trust (a “Maryland REIT”) (unless its charter or declaration provides otherwise, which the charter of the Corporation and the Declaration of Trust of the Trust do not) to indemnify a director, trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation or a Maryland REIT to indemnify its present and former directors, trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director, trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director, trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director, trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation or a Maryland REIT may not indemnify for an adverse judgment in a suit by or in the right of the corporation or the Maryland REIT or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation or a Maryland REIT to advance reasonable expenses to a director, trustee or officer upon the receipt by the corporation or the Maryland REIT of (a) a written affirmation by the director, trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation or the Maryland REIT if it shall ultimately be determined that the standard of conduct was not met.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
No.	Description of Exhibit
4.1	Rights Agreement dated as of March 15, 1999 (the “Rights Agreement”) between the Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4 to the Corporation’s and the Trust’s Joint Current Report on Form 8-K filed with the SEC on March 15, 1999).

4.2	First Amendment to Rights Agreement dated as of October 2, 2003, between the Corporation and Mellon Investor Services, LLC (incorporated by reference to Exhibit 4 to the Corporation’s Form 8-A/A, filed with the SEC on October 7, 2003).

4.3	Second Amendment to Rights Agreement, dated as of October 24, 2003 (incorporated by reference to Exhibit 4 of the Corporation’s Form 8-A/ A filed with the SEC on October 30, 2003).

4.4	2004 Long-Term Incentive Compensation Plan (incorporated by reference to Annex A of the Corporation’s Definitive Proxy Statement filed with the SEC on April 8, 2004).

Exhibit
No.	Description of Exhibit
5.1	Opinion of Venable, LLP.

23.1	Opinion of Counsel (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (contained in signature pages below).

Item 9. Undertakings.

     (a) Each Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 26th day of May, 2004.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By:	/s/Barry S. Sternlicht

Barry S. Sternlicht Chairman and Chief Executive Officer

POWERS OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby appoints Kenneth S. Siegel and Vasant Prabhu, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Barry S. Sternlicht Barry S. Sternlicht	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2004
/s/Vasant Prabhu Vasant Prabhu	Executive Vice President and Chief Financial officer (Principal Financial and Accounting Officer)	May 26, 2004
/s/Charlene Barshefsky Charlene Barshefsky	Director	May 26, 2004
/s/Jean-Marc Chapus Jean-Marc Chapus	Director	May 26, 2004
/s/Bruce W. Duncan Bruce W. Duncan	Director	May 26, 2004

/s/Eric Hippeau Eric Hippeau	Director	May 26, 2004
/s/Stephen R. Quazzo Stephen R. Quazzo	Director	May 26, 2004
/s/Thomas O. Ryder Thomas O. Ryder	Director	May 26, 2004
/s/Daniel W. Yih Daniel W. Yih	Director	May 26, 2004
/s/Kneeland C. Youngblood Kneeland C. Youngblood	Director	May 26, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 26th day of May, 2004.

STARWOOD HOTELS & RESORTS

By:	/s/Barry S. Sternlicht

Barry S. Sternlicht Chairman and Chief Executive Officer

POWERS OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby appoints Kenneth S. Siegel and Vasant Prabhu, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Barry S. Sternlicht Barry S. Sternlicht	Chairman, Chief Executive Officer and Trustee (Principal Executive Officer)	May 26, 2004
/s/Vasant Prabhu Vasant Prabhu	Executive Vice President and Chief Financial officer (Principal Financial and Accounting Officer)	May 26, 2004
/s/Charlene Barshefsky Charlene Barshefsky	Trustee	May 26, 2004
/s/Jean-Marc Chapus Jean-Marc Chapus	Trustee	May 26, 2004
/s/Bruce W. Duncan Bruce W. Duncan	Trustee	May 26, 2004

/s/Eric Hippeau Eric Hippeau	Trustee	May 26, 2004
/s/Stephen R. Quazzo Stephen R. Quazzo	Trustee	May 26, 2004
/s/Thomas O. Ryder Thomas O. Ryder	Trustee	May 26, 2004
/s/Daniel W. Yih Daniel W. Yih	Trustee	May 26, 2004
/s/Kneeland C. Youngblood Kneeland C. Youngblood	Trustee	May 26, 2004

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
4.1	Rights Agreement dated as of March 15, 1999 (the “Rights Agreement”) between the Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4 to the Corporation’s and the Trust’s Joint Current Report on Form 8-K filed with the SEC on March 15, 1999).

4.2	First Amendment to Rights Agreement dated as of October 2, 2003, between the Corporation and Mellon Investor Services, LLC (incorporated by reference to Exhibit 4 to the Corporation’s Form 8-A/A, filed with the SEC on October 7, 2003).

4.3	Second Amendment to Rights Agreement, dated as of October 24, 2003 (incorporated by reference to Exhibit 4 of the Corporation’s Form 8-A/ A filed with the SEC on October 30, 2003).

4.4	2004 Long-Term Incentive Compensation Plan (incorporated by reference to Annex A of the Corporation’s Definitive Proxy Statement filed with the SEC on April 8, 2004).

5.1	Opinion of Venable, LLP.

23.1	Opinion of Counsel (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (contained in signature pages).